                                                                   EXHIBIT 10.11

                               AGENCY AGREEMENT


     THIS AGENCY AGREEMENT (this "Agreement"), dated as of December 18, 2000 (the "Effective Date"), is by and among SOUTHERN ENERGY MID-ATLANTIC, LLC, a Delaware limited liability company ("SEMA"), SOUTHERN ENERGY CHALK POINT, LLC, a Delaware limited liability company ("SECP"), SOUTHERN ENERGY POTOMAC RIVER, LLC, a Delaware limited liability company ("SEPR"), SOUTHERN ENERGY PEAKER, LLC, a Delaware limited liability company ("SE Peaker" and, together with SEMA, SECP and SEPR, each a "SEMA Group Member" and collectively the "SEMA Group"), and SOUTHERN COMPANY ENERGY MARKETING L.P. ("SCEM"), a Delaware limited partnership.

                                    RECITALS

     WHEREAS, the SEMA Group is engaged in the production and sale of electricity and related energy products; and

     WHEREAS, SCEM is an energy marketer which has contracted with each SEMA Group Member to purchase electricity and related energy products through Master Power Purchase and Sale Agreements (the "MPPAs") and related power sale confirmations entered into between SCEM and such SEMA Group Member; and

     WHEREAS, SCEM has further contracted with each SEMA Group Member to provide additional services related to the sale of electricity and related energy products through Services and Risk Management Agreements (the "SRMAs") entered into between SCEM and such SEMA Group Member; and

     WHEREAS, the parties hereto have deemed it to be in their collective best interests that SCEM remit the Net Market Revenues (as hereinafter defined) generated from the sale of electricity and related energy products to SEMA, as agent for the SEMA Group Members, for distribution to each SEMA Group Member.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

                            ARTICLE 1.  DEFINITIONS

     The following capitalized terms, whether used in the singular or plural, shall be defined as provided in this Article 1.

     "Ancillary and Frequency Response Service" shall have the meaning assigned
      ----------------------------------------
to that term from time to time by the PJM.

     "Asset Sale Agreement" means the Asset Purchase and Sale Agreement For
      --------------------
Generating Plants and Related Assets, dated as of June 7, 2000, by and between Potomac Electric Power Company and Southern Energy, Inc., as amended to date.

     "Commencement Date" means the date on which the closing of the transactions
      -----------------
contemplated under the Asset Sale Agreement has occurred.

     "Capacity Resources" shall have the meaning assigned to that term from time
      ------------------
to time by the PJM.

     "Emission Allowances" means authorizations under state or federal (as
      -------------------
applicable) air quality regulations to emit either one ton of nitrogen oxides ("NOx") or sulfur dioxide ("SO\\2\\"), in the former case between May 1 through September 30 of any given year, and in the latter case at any time during any applicable calendar year.

     "Energy" means electric energy as defined by PJM.
      ------

     "Facility Lease Agreements" means those certain Facility Lease Agreements,
      -------------------------
each dated as of December 18, 2000, between SEMA and the owners of the assets to be leased by SEMA at the Generating Stations.

     "Fuel" means fuel oil, natural gas, or coal, as dictated by context.
      ----

     "Operating Reserves" shall have the meaning assigned to that term from time
      ------------------
to time by the PJM.

     "Participation Agreements" means those certain Participation Agreements
      ------------------------
dated as of December 18, 2000 among SEMA, the owners of the leased assets at the Generating Stations, Wilmington Trust Company, and State Street Bank and Trust Company of Connecticut, National Association.

     "PJM" means the Pennsylvania - New Jersey - Maryland Power Pool.
      ---

     "PJM Products" means Energy, Operating Reserves, Capacity Resources and
      ------------
Ancillary and Frequency Response Service, as well as any other products and ancillary services which become commercially recognized in the PJM market during the term of this Agreement.

     "SEMA Asset Book" means the asset management book established and
      ---------------
maintained by SCEM to track and measure the financial performance of the SEMA Group assets. The SEMA Asset Book will be separate from any SCEM trading book or any other asset book maintained by SCEM for power resources owned or managed by SCEM.

                     ARTICLE 2.  BONUS, BILLING AND PAYMENT

     2.1  Bonus.  SCEM will be entitled to a bonus from the SEMA Group equal to
          -----
50% of the amount by which the Net Market Revenues in any year exceeds the Threshold Amount for such year, determined as follows:

     "Net Market Revenues" means Gross Revenues minus Expenses. Net Market
                                                -----
     Revenues shall be calculated in accordance with GAAP.

     "Gross Revenues" means all revenues for a given year attributed to the SEMA Asset Book, including, without limitation, revenues from (a) sales of all PJM Products produced by the SEMA Group's electric generating stations (the "Generating Stations"), (b) other sales of PJM Products, (c) Fuel sales,
     (d) sales or trades of excess Emissions Allowances from the Generating Stations, (e) financial products (including, but not limited to, swaps, contracts for differences, options and weather derivatives) purchased for the SEMA Asset Book, and (f) forced outage insurance and business interruption insurance proceeds.

     "Expenses" means all costs attributed to the SEMA Asset Book for such year, including costs reimbursed to SCEM for (a) actual costs in performing the services including costs for (i) Fuel, (ii) Emissions Allowances, (iii) financial products (including, but not limited to, swaps, contracts for differences, options, and weather derivatives) purchased for the SEMA Asset Book, (iv) broker and/or transaction fees, (v) transmission congestion contracts for sales from the Generating Stations, (vi) forced outage insurance costs, (vii) incremental credit costs for transactions in the SEMA Asset Book, and (vii) other actual costs in connection with the services described in the SRMAs, and (b) personnel costs and other costs identifiable to providing services to the SEMA Group.

     "Threshold Amount" means the $750 Million for the 2001 calendar year. The Threshold Amount for subsequent years shall be determined by joint agreement between the Parties as a reasonable amount based on upon assumptions consistent in all material respects with relevant contracts and agreements, historical operations, and the parties' good faith projections of future revenues and projections of operating expenses for the SEMA Group in light of the then existing or reasonably expected regulatory and market environments in the markets in which the facilities or other assets owned by the SEMA Group will be operated.

     The bonus shall not be payable until the Threshold Amount is reached. Upon reaching the Threshold Amount, such bonus will be paid on a monthly basis in accordance with Section 2.2 hereof. SCEM acknowledges that any bonus payments to
                -----------
be made hereunder shall be subordinated, pursuant to Sections 6.6 and 6.8 of the Participation Agreements, to SEMA's payment obligations under the Facility Lease Agreements.

          2.2  Billing and Payment.  SCEM shall pay SEMA any Net Market Revenues
               -------------------
due for the prior month by wire transfer to the payment address provided by SEMA on or before the twentieth (20th) day of each month, or if such day is not a business day, the immediately following business day. Each member of the SEMA Group does hereby appoint SEMA, and SEMA hereby agrees to act, as agent for the other members of the SEMA Group for the receipt and distribution of the Net Market Revenues. At the time of each monthly payment, SCEM shall render to SEMA a statement detailing the Net Market Revenues for the prior month, and shall provide SEMA with reasonable supporting documentation for each such monthly statement, identifying with reasonable specificity calculations underlying such Net Market Revenues. All payments between SCEM and SEMA will be netted so that SCEM pays SEMA the Net Market Revenues minus any bonus payable pursuant to
Section 2.1.
-----------

     2.3  Reports.  SEMA and SCEM will cooperate to provide monthly reports in
          -------
reasonable detail showing the calculation of the Net Market Revenues, with appropriate breakdown by SEMA Group Member, generating unit and station, to enable SEMA to allocate Net Market Revenues and bonus payments to SCEM, if any, among the members of the SEMA Group. SEMA and the other members of the SEMA Group will have the right, upon reasonable notice, to examine and/or audit the SEMA Asset Book from time to time.

     2.4  Distribution.  Each month, upon receipt of the Net Market Revenues for
          ------------
the prior month, SEMA shall remit to each SEMA Group Member the ratable amount of such Net Market Revenues attributable to PJM products generated by the assets in the SEMA Asset Book which are owned, leased or operated by such SEMA Group Member. Such ratable amount shall be calculated as the aggregate Net Market Revenues for the entire SEMA Group (net of any bonus payable pursuant to Section
                                                                         -------
2.1) multiplied by a fraction, the numerator of which is the amount of Net
---
Market Revenues attributable to such SEMA Group Member and the denominator of which is the aggregate Net Market Revenues for the entire SEMA Group.

                           ARTICLE 3.  MISCELLANEOUS

     3.1  Term.  The term of this Agreement shall commence on the Commencement
          ----
Date and shall continue (a) in respect of any SEMA Group Member, until the termination of such SEMA Group Member's MPPA, and (b) in respect of SCEM, until the termination of the last effective MPPA.

     3.2  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
          -------------
UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD OTHERWISE CAUSE THE LAW OF ANY STATE OTHER THAN NEW YORK TO APPLY.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereto have caused this Agreement to be duly executed as an instrument under seal by their respective duly authorized officers as of the date and year first above written.

SOUTHERN ENERGY MID-ATLANTIC,            SOUTHERN ENERGY CHALK POINT, LLC
LLC

By:  /s/ Gary J. Kubik                   By: /s/ Gary J. Kubik
     ---------------------------------       ----------------------------------
Name: Gary J. Kubik                      Name: Gary J. Kubik
     ---------------------------------         --------------------------------
Title: Vice President, Chief Financial   Title: Vice President, Chief Financial
     ---------------------------------          -------------------------------
       Officer and Treasurer                    Officer and Treasurer
     ---------------------------------          -------------------------------


SOUTHERN ENERGY POTOMAC                  SOUTHERN ENERGY PEAKER, LLC
RIVER, LLC

By:  /s/ Gary J. Kubik                   By: /s/ Gary J. Kubik
     ---------------------------------       ----------------------------------
Name: Gary J. Kubik                      Name: Gary J. Kubik
     ---------------------------------         --------------------------------
Title: Vice President, Chief Financial   Title: Vice President, Chief Financial
     ---------------------------------          -------------------------------
       Officer and Treasurer                    Officer and Treasurer
     ---------------------------------          -------------------------------


SOUTHERN COMPANY ENERGY
MARKETING L.P.

By SOUTHERN ENERGY DEVELOPMENT - AMERICAS, INC., its General Partner

By: /s/ Gary J. Morsches
    --------------------------------
Name: Gary J. Morsches
     -------------------------------
Title: Senior Vice President
      ------------------------------


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